UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2016

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10350 Richmond Avenue
Suite 850
Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

4315 South Drive
Houston, Texas 77053

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2016, the Board of Directors of Glori Energy Inc. (“Glori Energy”) appointed Mr. Ryan McHugh as Controller and Principal Accounting Officer of Glori Energy. Mr. McHugh succeeds Mr. Harry Friske, who is retiring from his positions as Controller and Principal Accounting Officer of Glori Energy effective February 14, 2016, in connection with his planned semi-retirement. Mr. Friske will continue to assist Glori on a part-time basis for an interim period.

Mr. McHugh, age 39, joined Glori Energy in 2012 as Assistant Controller. Prior to joining Glori Energy, Mr. McHugh served as Director of SEC Reporting and Director of Corporate Accounting of Stewart Information Services Corporation from 2008 to 2012, and worked in audit at Grant Thornton LLP from 2005 to 2008. Mr. McHugh is a certified public accountant in the state of Texas.

There are no arrangements or understandings between Mr. McHugh and other persons pursuant to which he was selected as Controller and Principal Accounting Officer. There are no family relationships between Mr. McHugh and the executive officers or directors of Glori Energy and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORI ENERGY INC. (Registrant)
February 15, 2016 (Date)	/s/ Stuart M. Page Stuart M. Page President and Chief Executive Officer